Exhibit 99.2

SL Green Realty Corp.

Third Quarter

Supplemental Data

September 30, 2009

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2009 that will be released on Form 10-Q to be filed on or before November 9, 2009.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-29

Structured Finance	30-32

Property Data
Composition of Property Portfolio	33-34
Top Tenants	35
Tenant Diversification	36
Leasing Activity Summary	37-40
Lease Expiration Schedule	41-42

Summary of Acquisition/Disposition Activity	43-45
Supplemental Definitions	46
Corporate Information	47

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy (NYSE: GKK), since 2004. As of September 30, 2009, SL Green owned approximately 12.48% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2009 UNAUDITED

FINANCIAL RESULTS

New York, NY, October 26, 2009 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $78.1 million, or $0.98 per share (diluted), for the quarter ended September 30, 2009, a decrease of 28.5% compared to $83.1 million, or $1.37 per share (diluted), for the same quarter in 2008.

Net loss attributable to common stockholders totaled $2.5 million, or $0.03 per share (diluted), for the quarter ended September 30, 2009, compared to net income of $28.8 million, or $0.49 per share (diluted), for the same quarter in 2008.

Funds available for distribution, or FAD, for the third quarter of 2009 was $0.76 per share (diluted) compared to $0.92 per share (diluted) in the prior year, a 17.4% decrease.

The Company’s dividend payout ratio for the third quarter of 2009 was 10.2% of FFO and 13.2% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $249.6 million in the third quarter compared to $268.3 million in the prior year.  The $18.7 million decrease in revenue resulted primarily from the following items:

•                  $4.6 million increase from same-store properties,

•                  $15.6 million decrease in preferred equity and investment income,

•                  $2.1 million decrease in other income, and

•                  $5.6 million decrease from properties that were deconsolidated and other non-same-store properties.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $141.7 million compared to $150.7 million in the prior year.  The following items drove the $9.0 million decrease in EBITDA:

•                  $6.3 million increase from same-store properties,

•                  $5.1 million decrease from properties that were deconsolidated and other non same-store-properties,

•                  $15.6 million decrease in preferred equity and investment income primarily due to structured finance sales subsequent to September 30, 2008 as well as certain loans being placed on non-accrual status.  The weighted-average structured finance investment balance for the quarter decreased to $610.0 million from $921.7 million in the prior year third quarter.  The weighted-average yield for the quarter was 9.3% compared to 10.6% in the prior year,

•                  $4.3 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($0.6 million), 21 West 34th Street ($0.3 million), 1221 Avenue of the Americas ($2.7 million), 1515 Broadway ($2.8 million), Mack-Green ($0.7 million) and 16 Court Street ($0.3 million).  This was partially offset by reductions in contributions to equity in

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2009 UNAUDITED

net income primarily from Gramercy ($1.2 million), 521 Fifth Avenue ($0.8 million), 100 Park Avenue ($1.0 million) and 800 Third Avenue ($0.3 million),

•                  $6.9 million decrease from loan loss reserves and other write-offs,

•                  $2.1 million increase from lower MG&A expense, and

•                  $5.9 million increase in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($8.4 million) in 2009.

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2009 GAAP NOI increased $7.1 million (5.6%) to $133.3 million compared to the prior year.  Operating margins before ground rent increased from 60.3% to 62.1%.

The $7.1 million increase in GAAP NOI was primarily due to:

•                  $1.3 million (0.7%) increase in rental revenue primarily due to increased rental rates,

•                  $2.2 million (7.0%) decrease in escalation and reimbursement revenue due to lower operating expenses,

•                  $6.3 million (2,248.8%) increase in investment and other income primarily due to higher lease buy-out income,

•                  $5.2 million (9.3%) decrease in operating expenses, primarily driven by reductions in utilities, repairs and maintenance, and payroll costs,

•                  $0.2 million (2.9%) increase in ground rent expense, and

•                  $3.3 million (10.7%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties third quarter 2009 GAAP NOI increased $3.2 million (6.5%) to $53.1 million compared to the prior year.  Operating margins before ground rent increased from 67.6% to 69.2%.

The $3.2 million increase in GAAP NOI was primarily due to:

•                  $0.8 million (1.2%) increase in rental revenue primarily due to improved leasing,

•                  $0.6 million (5.1%) decrease in escalation and reimbursement revenues,

•                  $2.3 million (1,364.1%) increase in other income primarily due to higher lease buy-out income,

•                  $1.6 million (10.3%) decrease in operating expenses primarily driven by reductions in utilities and repairs and maintenance, which was offset by increases in payroll costs,

•                  $0.1 million (44.5%) reduction in ground rent expense, and

•                  $1.0 million (11.3%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $614.5 million at September 30, 2009 (excluding approximately $1.0 million of structured finance investments which were classified as held for sale at September

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2009 UNAUDITED

30, 2009), a decrease of approximately $132.4 million from the balance at December 31, 2008.  During the third quarter, the Company closed on a $16.1 million structured finance investment secured by a New York City property.  Also during the third quarter, the Company recorded approximately $16.1 million in additional loan loss reserves against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 3.7 years and a weighted average yield for the quarter ended September 30, 2009 of 10.2%, exclusive of loans totaling $59.1 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at June 30, 2009 was 889,102 useable square feet net of holdover tenants.  During the quarter, 336,205 additional useable office, retail and storage square feet became available at an average escalated cash rent of $42.48 per rentable square foot.  Space available to lease during the quarter totaled 1,225,307 useable square feet, or 5.3% of the total Manhattan portfolio.

During the third quarter, 28 Manhattan office leases, including early renewals, were signed totaling 251,888 rentable square feet.  New cash rents averaged $47.31 per rentable square foot.  Replacement rents were 5.2% higher than rents on previously occupied space, which had fully escalated cash rents averaging $44.98 per rentable square foot.  The average lease term was 9.6 years and average tenant concessions were 6.9 months of free rent with a tenant improvement allowance of $56.19 per rentable square foot.

Suburban vacancy at June 30, 2009 was 706,567 usable square feet net of holdover tenants.  During the quarter, 100,006 additional useable office and storage square feet became available at an average escalated cash rent of $32.60 per rentable square foot.  The Company sold 10,489 of available usable square feet in connection with the sale of 399 Knollwood Road.  Space available to lease during the quarter totaled 796,084 useable square feet, or 11.7% of the total Suburban portfolio.

During the third quarter, 24 Suburban office leases, including early renewals, were signed totaling 155,960 rentable square feet.  New cash rents averaged $29.46 per rentable square foot.  Replacement rents were 5.7% lower than rents on previously occupied space, which had fully escalated cash rents averaging $31.23 per rentable square foot.  The average lease term was 6.3 years and average tenant concessions were 3.8 months of free rent with a tenant improvement allowance of $18.40 per rentable square foot.

The Company also signed a total of 12 retail and storage leases, including early renewals, for 29,551 rentable square feet.  The average lease term was 9.6 years and average tenant concessions were 3.7 months of free rent with a tenant improvement allowance of $6.38 per rentable square foot.

REAL ESTATE ACTIVITY

In August 2009, the Company sold 399 Knollwood, CT for $20.7 million, which included approximately $1.9 million of cash and the assumption of mortgage financing of $18.5

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2009 UNAUDITED

million.  The sales price of $142.00 per square foot represents a capitalization rate of 8.3%.  The Company recorded a loss on the sale of approximately $11.4 million.

In August 2009, we entered into a sale and purchase agreement to sell a 49.5% interest in Green 485 JV LLC, or the Joint Venture, the owner of 485 Lexington Avenue, to a partnership comprised of Optibase Ltd. (Nasdaq: OBAS) and Gilmor USA LLC, or the Purchasers.  The transaction results in an implied asset valuation of approximately $504.2 million for the property. Upon closing, the Purchasers will pay us approximately $20.8 million for a 49.5% interest in the Joint Venture and will also make a $20.0 million non-recourse loan to us maturing in 2021 which will be secured by a pledge by us of an additional 49.5% interest in the Joint Venture, with our retaining an unencumbered 1% interest in the Joint Venture. In addition, the Purchasers will also acquire an option based in general on fair market value, exercisable generally until 2022 subject to certain limitations, to purchase our 49.5% pledged ownership interests in the Joint Venture, subject to certain limitations.  Prior to closing, we will also make a $12.2 million, 9.0% loan due in 2013, to the Joint Venture. The existing $450.0 million mortgage will remain an obligation of the Joint Venture. The transaction is subject to certain conditions, including the existing lender’s approval of the transfer of ownership in Green 485 JV LLC and such lender’s approval of substitute guarantors under the loan.  There is no assurance that the conditions precedent contemplated in the sale-purchase agreement will be fulfilled or that the transaction will be consummated at such time or at all.

FINANCING/ CAPITAL ACTIVITY

The Company repurchased approximately $33.0 million of its exchangeable bonds since July 1, 2009, realizing gains on early extinguishment of debt aggregating approximately $1.2 million.

In August 2009, the Company amended the 2007 unsecured revolving credit facility to provide it with the ability to acquire a portion of the loans outstanding under the facility. During the third quarter, a subsidiary of the Company repurchased $48.0 million of the total commitment at a discount, and the Company realized a $7.1 million gain on the early extinguishment of debt.

In August 2009, the Company closed on the refinancing of 420 Lexington Avenue with a new lender.  This $145.0 million financing, provided at a 7.5% fixed interest rate, matures in 2016 and features two one-year extension options. It enabled the Company to prepay the $108.1 million outstanding on the former mortgage. In connection with this financing, the Company incurred a defeasance charge of approximately $10.5 million, which is included in interest expense for the third quarter.

In September 2009, the Company, along with its joint venture partner Prudential Real Estate Investors, closed on a financing at 100 Park Avenue with new lenders. The $215.0 million financing, provided at a 6.64% fixed interest rate, matures in 2014 and features two one-year extension options. It enabled the joint venture to retire the former $175.0 million mortgage.

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2009 UNAUDITED

Also in September 2009, the Company, along with its joint venture partner Jeff Sutton, closed on an amendment to the financing at 1551-1555 Broadway with the existing lenders. At closing, the loan was fully drawn to the reduced committed amount of $133.6 million. The maturity date was extended to October 2011, has a one-year extension option and carries a variable interest rate of 400 basis points over the 30-day LIBOR. The property is net leased to American Eagle Outfitters (NYSE: AEO).

In July 2009, the Company closed on a $40.0 million upsize to the financing secured by 625 Madison Avenue.  The amortizing loan, which is co-terminus with the existing mortgage, resulted in a blended fixed interest rate of 7.22% on the combined $136.2 million loan.

Dividends

In September 2009, the Company declared a dividend of $0.10 per common share for the third quarter of 2009.  The dividend was payable October 15, 2009 to stockholders of record on the close of business on September 30, 2009.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In September 2009, the Company also approved a dividend on its Series C preferred stock for the period July 15, 2009 through and including October 14, 2009, of $0.4766 per share, payable July 15, 2009 to stockholders of record on the close of business on September 30, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.90625 per share of Series C preferred stock.

In September 2009, the Company also approved a dividend on its Series D preferred stock for the period July 15, 2009 through and including October 14, 2009, of $0.4922 per share, payable October 15, 2009 to stockholders of record on the close of business on September 30, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.96875 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
September 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$(0.03)	$0.18	$0.57	$1.34	$0.49
Funds from operations available to common stockholders - diluted	$0.98	$1.20	$1.48	$1.03	$1.37
Funds available for distribution to common stockholders - diluted	$0.76	$0.96	$0.92	$0.78	$0.92

Common Share Price & Dividends
At the end of the period	$43.85	$22.94	$10.80	$25.90	$64.80
High during period	$46.81	$26.70	$25.83	$62.74	$92.23
Low during period	$18.66	$10.68	$8.69	$11.36	$63.65
Common dividends per share	$0.100	$0.100	$0.375	$0.375	$0.7875
FFO payout ratio	10.16%	8.35%	25.34%	36.24%	57.55%
FAD payout ratio	13.16%	10.46%	40.66%	47.92%	85.46%

Common Shares & Units
Common shares outstanding	76,841	76,820	57,259	57,044	57,606
Units outstanding	2,330	2,336	2,336	2,340	2,340
Total shares and units outstanding	79,171	79,156	59,595	59,384	59,946

Weighted average common shares and units outstanding - basic	79,168	69,699	59,517	59,411	60,453
Weighted average common shares and units outstanding - diluted	79,274	69,742	59,555	59,460	60,716

Market Capitalization
Market value of common equity	$3,471,648	$1,815,839	$643,626	$1,538,046	$3,884,501
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	4,915,667	4,962,631	5,226,215	5,676,559	5,825,636
Consolidated market capitalization	$8,644,815	$7,035,970	$6,127,341	$7,472,105	$9,967,637
SLG portion of JV debt	1,909,878	1,888,898	1,935,460	1,933,633	1,931,923
Combined market capitalization	$10,554,693	$8,924,868	$8,062,801	$9,405,738	$11,899,560

Consolidated debt to market capitalization	56.86%	70.53%	85.29%	75.97%	58.45%
Combined debt to market capitalization	64.67%	76.77%	88.82%	80.91%	65.19%
Debt to total assets - unsecured credit facility covenant (1)	47.70%	42.20%	46.09%	47.26%	49.04%

Consolidated debt service coverage	2.90	3.27	3.41	3.25	2.28
Consolidated fixed charge coverage	2.39	2.70	2.85	2.81	1.95
Combined fixed charge coverage	2.09	2.34	2.49	2.44	1.75

Portfolio Statistics (Manhattan)
Consolidated office buildings	21	21	21	21	22
Unconsolidated office buildings	8	8	8	8	8
	29	29	29	29	30

Consolidated office buildings square footage	13,782,200	13,782,200	13,782,200	13,782,200	14,290,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	9,429,000	9,429,000	9,429,000
	23,211,200	23,211,200	23,211,200	23,211,200	23,719,200

Quarter end occupancy - Manhattan portfolio	95.7%	96.2%	96.2%	96.7%	96.5%
Quarter end occupancy- same store - wholly owned	97.0%	97.0%	97.1%	97.5%	97.9%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.5%	96.2%	96.1%	96.6%	96.5%

(1) Effective September 30, 2009 the cap rate used to calculate the value of operating real estate assets for purposes of the unsecured credit facility covenants increased from 5.25% to 6.25%.

SL Green Realty Corp.
Key Financial Data
September 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Selected Balance Sheet Data
Real estate assets before depreciation	$8,214,233	$8,226,378	$8,200,404	$8,298,857	$8,379,608
Investments in unconsolidated joint ventures	$971,111	$978,340	$976,572	$975,483	$1,139,918
Structured finance investments	$614,466	$534,518	$589,267	$679,814	$926,931

Total assets	$10,533,934	$10,595,050	$10,501,133	$10,984,353	$11,491,229

Fixed rate & hedged debt	$3,336,096	$3,337,388	$3,622,356	$3,978,454	$4,422,619
Variable rate debt	1,579,571	1,625,243	1,603,859	1,603,105	1,403,017
Total consolidated debt	$4,915,667	$4,962,631	$5,226,215	$5,581,559	$5,825,636

Total liabilities	$5,538,371	$5,585,591	$5,912,250	$6,415,063	$6,904,656

Fixed rate & hedged debt-including SLG portion of JV debt	$4,585,995	$4,582,716	$4,872,633	$5,229,097	$5,674,083
Variable rate debt - including SLG portion of JV debt	2,239,550	2,268,813	2,289,042	2,286,095	2,083,476
Total combined debt	$6,825,545	$6,851,529	$7,161,675	$7,515,192	$7,757,559

Selected Operating Data
Property operating revenues	$222,349	$223,307	$229,258	$223,700	$228,930
Property operating expenses	97,887	96,675	99,888	97,600	99,812
Property operating NOI	$124,462	$126,632	$129,370	$126,100	$129,118
NOI from discontinued operations	341	358	940	2,344	3,316
Total property operating NOI	$124,803	$126,990	$130,310	$128,444	$132,434

SLG share of property NOI from JVs	$55,183	$54,808	$53,190	$51,949	$52,355
SLG share of FFO from Gramercy Capital	$—	$—	$—	$5,710	$4,866
Structured finance income	$16,266	$15,533	$16,898	$37,292	$31,825
Other income	$10,988	$13,165	$16,281	$8,033	$7,558
Gain on early extinguishment of debt	$8,368	$29,321	$47,712	$77,465	$—

Loan loss and other investment reserves	$16,100	$45,577	$62,000	$101,732	$9,150

Marketing general & administrative expenses	$18,869	$17,946	$17,922	$33,770	$20,920

Consolidated interest	$65,570	$57,012	$60,594	$72,720	$73,656
Combined interest	$85,532	$76,716	$80,134	$97,102	$97,596
Preferred dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	28	29	32	42	39
Total office square footage leased	251,888	328,780	296,840	1,521,146	359,067

Average rent psf - new leases	$47.31	$51.10	$52.71	$56.34	$66.78
Previously escalated rents psf	$44.98	$40.15	$42.53	$48.30	$43.09
Percentage of new rent over previously escalated rents	5.2%	27.3%	23.9%	16.6%	55.0%
Tenant concession packages psf	$56.19	$53.68	$18.60	$8.20	$32.30
Free rent months	6.9	4.0	2.9	3.7	6.0

SL Green Realty Corp.
Key Financial Data
September 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Selected Operating Data (Suburban)
Property operating revenues	$28,824	$28,675	$28,863	$28,152	$30,182
Property operating expenses	12,865	12,598	13,738	14,581	14,175
Property operating NOI	$15,959	$16,077	$15,125	$13,571	$16,007
NOI from discontinued operations	341	358	956	2,189	2,810
Total property operating NOI	$16,300	$16,435	$16,081	$15,760	$18,817

SLG share of property NOI from JV	$4,291	$4,251	$4,164	$3,962	$4,020

Consolidated interest	$1,371	$1,504	$1,921	$3,742	$3,535
Combined interest	$3,383	$3,480	$3,933	$6,067	$5,765

Portfolio Statistics (Suburban)
Consolidated office buildings	25	26	26	27	29
Unconsolidated office buildings	6	6	6	6	6
	31	32	32	33	35

Consolidated office buildings square footage	3,863,000	4,008,000	4,008,000	4,678,000	4,889,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,949,700	6,949,700	7,619,700	7,830,700

Quarter end occupancy - suburban portfolio	90.4%	90.3%	90.4%	90.4%	91.4%

Office Leasing Statistics (Suburban)
Total office leases signed	24	22	29	18	17
Total office square footage leased	155,960	160,975	123,110	153,819	76,519

Average rent psf - new leases	$29.46	$31.59	$30.89	$29.35	$38.48
Previously escalated rents psf	$31.23	$31.34	$31.36	$28.85	$31.39
Percentage of new rent over previously escalated rents	-5.7%	0.8%	-1.5%	1.7%	22.6%
Tenant concession packages psf	$18.40	$8.15	$19.82	$14.98	$16.25
Free rent months	3.9	3.1	2.3	2.1	1.2

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,378,843	$1,385,182	$1,385,101	$1,386,090	$1,400,042
Buildings & improvements fee interest	5,552,888	5,560,966	5,547,522	5,544,019	5,590,822
Buildings & improvements leasehold	1,270,294	1,268,022	1,255,573	1,259,472	1,251,626
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,214,233	$8,226,378	$8,200,404	$8,201,789	$8,254,698
Less accumulated depreciation	(685,062)	(635,415)	(586,029)	(546,545)	(498,885)
	$7,529,171	$7,590,963	$7,614,375	$7,655,244	$7,755,813
Other real estate investments:
Investment in unconsolidated joint ventures	971,111	978,340	976,572	975,483	1,139,918
Structured finance investments, net (1)	614,466	534,518	589,267	679,814	926,931

Assets held for sale, net (1)	992	76,657	106,543	184,035	120,120
Cash and cash equivalents	634,072	676,768	433,654	726,889	711,147
Restricted cash	91,355	87,154	97,401	105,954	105,834
Investment in marketable securities	53,053	13,561	12,072	9,570	6,723
Tenant and other receivables, net of $13,683 reserve at 9/30/09	27,884	31,666	33,459	30,882	39,054
Related party receivables	8,585	9,519	14,119	7,676	10,556

Deferred rents receivable, net of reserve for tenant credit loss of $23,374 at 9/30/09	160,819	156,685	152,126	145,561	152,718
Deferred costs, net	138,980	135,520	134,297	133,052	135,949
Other assets	303,446	303,699	337,248	330,193	386,466

Total Assets	$10,533,934	$10,595,050	$10,501,133	$10,984,353	$11,491,229

(1) Includes $59,655 of investments previously included in assets held for sale at 6/30/09.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Liabilities and Equity
Mortgage notes payable	$2,599,416	$2,570,085	$2,585,592	$2,591,358	$2,693,275
Unsecured notes	842,175	873,046	1,151,556	1,501,134	1,743,528
Revolving credit facilities	1,374,076	1,419,500	1,389,067	1,389,067	1,288,833
Accrued interest and other liabilities	44,737	38,177	54,478	70,692	33,367
Accounts payable and accrued expenses	121,875	125,267	133,937	133,100	154,159
Deferred revenue	368,753	376,143	401,848	427,936	462,734
Capitalized lease obligations	16,837	16,791	16,747	16,704	16,662
Deferred land lease payable	17,922	17,831	17,740	17,650	17,559
Dividends and distributions payable	12,006	12,014	26,420	26,327	51,268
Security deposits	40,574	36,737	34,865	34,561	34,105
Liabilities related to assets held for sale	—	—	—	106,534	309,166
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,538,371	$5,585,591	$5,912,250	$6,415,063	$6,904,656

Noncontrolling interest in operating partnership (2,330 units outstanding) at 9/30/09	102,174	89,035	89,600	87,330	87,929

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 80,201 issued and outstanding at 9/30/09	802	802	606	604	604
Additional paid–in capital	3,489,037	3,481,518	3,087,123	3,079,159	3,050,461
Treasury stock (3,360 shares) at 9/30/09	(302,705)	(302,705)	(302,705)	(302,705)	(267,327)
Accumulated other comprehensive loss	(42,497)	(32,285)	(53,089)	(54,747)	(13,197)
Retained earnings	973,554	996,051	989,476	979,939	923,539
Total SL Green Realty Corp. stockholders’ equity	4,366,493	4,391,683	3,969,713	3,950,552	3,942,382

Noncontrolling interest in other partnerships	526,896	528,741	529,570	531,408	556,262

Total equity	$4,893,389	$4,920,424	$4,499,283	$4,481,960	$4,498,644

Total liabilities and equity	$10,533,934	$10,595,050	$10,501,133	$10,984,353	$11,491,229

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2009	2008	2009	2009	2008
Revenues
Rental revenue, net	$192,433	$196,762	$191,917	$579,980	$581,456
Escalation and reimbursement revenues	29,916	32,168	31,390	94,935	91,842
Investment income	16,266	31,825	15,533	48,697	73,626
Other income	10,988	7,558	13,165	40,432	63,473
Total Revenues, net	249,603	268,313	252,005	764,044	810,397

Equity in net income from unconsolidated joint ventures	16,585	12,292	16,828	46,486	49,540
Gain on early extinguishment of debt	8,368	—	29,321	85,401	—

Operating expenses	55,217	60,747	52,110	162,423	168,410
Ground rent	7,912	7,709	8,046	24,004	23,784
Real estate taxes	34,758	31,356	36,519	108,027	96,194
Loan loss and other investment reserves	16,100	9,150	45,577	123,677	14,150
Marketing, general and administrative	18,869	20,920	17,946	54,736	70,813
Total Operating Expenses	132,856	129,882	160,198	472,867	373,351

EBITDA	141,700	150,723	137,956	423,064	486,586

Interest expense, net of interest income	65,366	71,646	56,743	182,105	220,747
Amortization of deferred financing costs	3,069	1,599	1,476	5,981	4,770
Depreciation and amortization	56,955	53,535	54,888	166,307	161,169
Loss (gain) on equity investment in marketable securities	(52)	—	(126)	629	—

Income (Loss) from Continuing Operations	16,362	23,943	24,975	68,042	99,900

Income (loss) from discontinued operations	60	63	(705)	(930)	2,851
Gain (loss) on sale of discontinued operations	(11,829)	—	—	(5,257)	110,232
Equity in net gain (loss) on sale of joint venture property / real estate	—	9,533	(2,693)	6,848	103,014
Net Income	4,593	33,539	21,577	68,703	315,997

Net income attributable to noncontrolling interests	(2,144)	257	(4,065)	(11,006)	(16,793)

Net Income (Loss) Attributable to SL Green Realty Corp	2,449	33,796	17,512	57,697	299,204

Dividends on perpetual preferred shares	4,969	4,969	4,969	14,906	14,906

Net Income (Loss) Attributable to Common Stockholders	$(2,520)	$28,827	$12,543	$42,791	$284,298

Earnings per Share
Net income (loss) per share (basic)	$(0.03)	$0.50	$0.19	$0.64	$4.88
Net income (loss) per share (diluted)	$(0.03)	$0.49	$0.18	$0.64	$4.85

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2009	2008	2009	2009	2008
Funds from operations
Net Income Attributable to Common Stockholders		$(2,520)	$28,827	$12,543	$42,791	$284,298

Add:	Depreciation and amortization	56,955	53,535	54,888	166,307	161,169
	Discontinued operations depreciation adjustments	77	1,429	298	708	6,133
	Joint ventures depreciation and noncontrolling interests adjustments	9,800	9,323	9,322	30,387	28,879
	Net income (loss) attributable to noncontrolling interests	2,144	(257)	4,065	11,006	16,793
	Loss (gain) on equity investment in marketable securities	(52)	—	(126)	629	—
Less:	Gain (loss) on sale of discontinued operations	(11,829)	—	—	(5,257)	110,232
	Equity in net gain (loss) on sale of joint venture property / real estate	—	9,533	(2,693)	6,848	103,014
	Non-real estate depreciation and amortization	176	237	170	549	693
	Funds From Operations	$78,057	$83,087	$83,513	$249,688	$283,332

	Funds From Operations - Basic per Share	$0.99	$1.37	$1.20	$3.59	$4.67

	Funds From Operations - Diluted per Share	$0.98	$1.37	$1.20	$3.59	$4.65

Funds Available for Distribution
FFO		$78,057	$83,087	$83,513	249,688	283,332

Add:	Non real estate depreciation and amortization	176	237	170	549	693
	Amortization of deferred financing costs	3,069	1,599	1,476	5,981	4,770
	Non-cash deferred compensation	7,239	4,727	7,207	22,039	14,450
Less:	FAD adjustment for Joint Ventures	8,986	7,466	8,800	43,990	20,764
	FAD adjustment for discontinued operations	9	(23)	23	84	512
	Straight-line rental income and other non cash adjustments	10,573	14,697	9,701	32,473	40,905
	Second cycle tenant improvements	2,502	4,985	1,238	4,677	15,809
	Second cycle leasing commissions	2,840	4,162	3,000	8,262	9,226
	Revenue enhancing recurring CAPEX	192	417	93	470	1,024
	Non-revenue enhancing recurring CAPEX	3,223	1,998	2,857	6,504	2,866

Funds Available for Distribution		$60,216	$55,948	$66,654	$181,797	$212,140
	Diluted per Share	$0.76	$0.92	$0.96	$2.61	$3.48

First Cycle Leasing Costs
	Tenant improvements	9,288	4,077	3,919	18,601	18,084
	Leasing commissions	832	3,051	43	1,197	11,534

Funds Available for Distribution after First Cycle Leasing Costs		$50,096	$48,820	$62,692	$161,999	$182,522

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.63	$0.80	$0.90	$2.33	$2.99

Redevelopment Costs		$5,620	$11,000	$6,996	$21,199	$31,155

Payout Ratio of Funds From Operations		10.16%	57.55%	8.35%	16.02%	50.85%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		13.16%	85.46%	10.46%	22.01%	67.92%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Loss	TOTAL

Balance at December 31, 2008	$151,981	$96,321	$604	$3,079,159	$(302,705)	$979,939	$531,408	$(54,747)	$4,481,960

Net Income attributable to SL Green						57,697	9,310		67,007
Preferred Dividend						(14,906)			(14,906)
Cash distributions declared ($0.575 per common share)						(36,927)			(36,927)
Cash distributions to noncontrolling interests							(13,822)		(13,822)
Comprehensive Income - Unrealized loss on derivative instruments								13,780	13,780
Comprehensive Income - SLG share unrealized loss on derivative instruments of JV								(2,114)	(2,114)
Comprehensive Income - Unrealized gain on investments								584	584
Net proceeds from common stock offering			196	387,034					387,230
Net proceeds from exercise of stock options				30					30
Redemption of units and dividend reinvestment proceeds				248					248
Reallocation of non-controlling interest in the operating partnership						(12,249)			(12,249)
Deferred compensation plan			2	527					529
Amortization of deferred compensation				22,039					22,039
Balance at September 30, 2009	$151,981	$96,321	$802	$3,489,037	$(302,705)	$973,554	$526,896	$(42,497)	$4,893,389

RECONCILIATION OF SHARES AND UNITS OUTSTANDING AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2008	57,043,835	2,339,853		59,383,688	—	59,383,688

YTD share activity	19,797,170	(9,790)		19,787,380		19,787,380
Share Count at September 30, 2009 - Basic	76,841,005	2,330,063	—	79,171,068	—	79,171,068

Weighting Factor	(9,644,705)	6,952	47,197	(9,590,556)		(9,590,556)
Weighted Average Share Count at September 30, 2009 - Diluted	67,196,300	2,337,015	47,197	69,580,512	—	69,580,512

TAXABLE INCOME Unaudited ($000’s omitted)

	Nine Months Ended
	September 30,	September 30,
	2009	2008

Net Income Attributable to Common Stockholders	$42,791	$284,298
Book/Tax Depreciation Adjustment	23,960	28,714
Book/Tax Gain Recognition Adjustment	(29,042)	(118,254)
Book/Tax JV Net Equity Adjustment	4,346	89,469
Other Operating Adjustments	24,626	(29,298)
C-corp Earnings	(3,279)	(119,437)
Taxable Income (Projected)	$63,402	$135,492

Deemed dividend per share	$0.95	$2.36
Estimated payout of taxable income	115%	100%

Shares outstanding - basic	76,841	57,606

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of interests in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	September 30, 2009		September 30, 2008
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,528,142	$727,624	$1,505,609	$718,873
Buildings & improvements fee interest	4,780,036	1,999,020	4,838,145	2,044,907
Buildings & improvements leasehold	263,077	130,296	257,633	127,571
	6,571,255	2,856,940	6,601,387	2,891,351
Less accumulated depreciation	(463,227)	(204,856)	(338,949)	(153,763)

Net real estate	$6,108,028	$2,652,084	$6,262,438	$2,737,588

Cash and cash equivalents	127,442	54,580	101,042	46,460
Restricted cash	67,051	26,826	35,958	17,429
Tenant receivables, net of $2,735 reserve at 9/30/09	12,129	4,535	12,938	5,743
Deferred rents receivable, net of reserve for tenant credit loss of $3,475 at 9/30/09	176,055	87,851	120,427	58,945
Deferred costs, net	124,569	51,566	113,913	47,633
Other assets	169,033	61,645	139,359	49,150

Total assets	$6,784,307	$2,939,087	$6,786,075	$2,962,948

Mortgage loans payable	$4,327,369	$1,909,878	$4,345,677	$1,931,923
Derivative instruments-fair value	37,406	18,943	6,107	3,143
Accrued interest payable	9,734	4,247	12,755	5,719
Accounts payable and accrued expenses	103,216	43,602	45,064	20,388
Deferred revenue	142,494	48,974	161,826	56,297
Security deposits	7,522	3,446	9,038	4,185
Contributed Capital (1)	2,156,566	909,997	2,205,608	941,293

Total liabilities and equity	$6,784,307	$2,939,087	$6,786,075	$2,962,948

As of September 30, 2009 the Company had nineteen unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008) and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company's financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures: a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in each of 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended September 30, 2009		June 30, 2009	Three Months Ended September 30, 2008
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net		$146,468	$66,491	$68,362	$141,982	$67,351
Escalation and reimbursement revenues		19,947	9,804	9,506	20,958	10,673
Other income		6,177	2,534	262	785	434
Total Revenues, net		$172,592	$78,829	$78,130	$163,725	$78,458

Expenses
Operating expenses		$28,824	$13,522	$12,716	$33,673	$16,139
Ground rent		1,025	171	171	1,330	722
Real estate taxes		20,827	9,953	10,435	18,844	9,242
Total Operating Expenses		$50,676	$23,646	$23,322	$53,847	$26,103

GAAP NOI		$121,916	$55,183	$54,808	$109,878	$52,355
Cash NOI		$107,459	$48,296	$46,983	$96,788	$46,044

Interest expense, net of interest income		$47,274	$19,962	$19,704	$50,986	$23,940
Amortization of deferred financing costs		5,932	2,333	1,263	4,282	1,839
Depreciation and amortization		37,971	16,297	17,006	34,672	15,436

Net Income		$30,739	$16,591	$16,835	$19,938	$11,140

Plus:	Real estate depreciation	37,940	16,290	16,998	34,672	15,436
Funds From Operations		$68,679	$32,881	$33,833	$54,610	$26,576

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$5,963	$2,340	$1,271	$4,282	$1,839
Less:	Straight-line rental income and other non-cash adjustments	(14,082)	(6,755)	(7,824)	(12,736)	(6,203)
Less:	Second cycle tenant improvement	(4,192)	(2,072)	(387)	(3,014)	(1,477)
Less:	Second cycle leasing commissions	(4,441)	(2,113)	(1,591)	(3,487)	(1,622)
Less:	Recurring CAPEX	(835)	(386)	(269)	(9)	(3)
FAD Adjustment		$(17,587)	$(8,986)	$(8,800)	$(14,964)	$(7,466)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net		$449,990	$202,290	$428,475	$206,416
Escalation and reimbursement revenues		60,919	29,159	62,759	31,879
Other income		7,570	3,305	2,410	1,183
Total Revenues, net		$518,479	$234,754	$493,644	$239,478

Expenses
Operating expenses		$89,082	$40,286	$97,547	$47,196
Ground rent		3,075	513	3,334	1,872
Real estate taxes		64,891	30,774	58,457	28,886
Total Operating Expenses		$157,048	$71,573	$159,338	$77,954

GAAP NOI		$361,431	$163,181	$334,306	$161,524
Cash NOI		$304,367	$133,443	$298,556	$143,677

Interest expense, net of interest income		$141,336	$59,206	$145,369	$68,465
Amortization of deferred financing costs		13,714	4,983	10,804	4,700
Depreciation and amortization		118,283	49,541	103,198	46,624

Net Income		$88,098	$49,451	$74,935	$41,735

Plus:	Real estate depreciation	118,180	49,519	103,097	46,604
Funds From Operations		$206,278	$98,970	$178,032	$88,339

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$13,817	$5,005	$10,904	$4,720
Less:	Straight-line rental income and other non-cash adjustments	(56,323)	(29,497)	(35,044)	(17,635)
Less:	Second cycle tenant improvement	(21,484)	(9,244)	(10,010)	(4,475)
Less:	Second cycle leasing commissions	(16,839)	(9,095)	(6,696)	(3,062)
Less:	Recurring CAPEX	(2,590)	(1,159)	(479)	(312)
FAD Adjustment		$(83,419)	$(43,990)	$(41,325)	$(20,764)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Market Capitalization
Common Equity:
Common Shares Outstanding	76,841	76,820	57,259	57,044	57,606
OP Units Outstanding	2,330	2,336	2,336	2,340	2,340
Total Common Equity (Shares and Units)	79,171	79,156	59,595	59,384	59,946
Common Share Price (End of Period)	$43.85	$22.94	$10.80	$25.90	$64.80
Equity Market Value	$3,471,648	$1,815,839	$643,626	$1,538,046	$3,884,501
Preferred Equity at Liquidation Value:	257,500	257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	$2,599,416	$2,570,085	$2,585,592	$2,591,358	$2,693,275
Outstanding Balance on Unsecured Credit Line	1,374,076	1,419,500	1,389,067	1,389,067	1,288,833
Junior Subordinated Deferrable Interest Debentures	100,000	100,000	100,000	100,000	100,000
Unsecured Notes	548,326	548,317	563,456	774,693	774,684
Convertible Bonds	293,849	324,729	588,100	726,441	968,844
Liability Held for Sale	—	—	—	95,000	—
Total Consolidated Debt	4,915,667	4,962,631	5,226,215	5,676,559	5,825,636
Company’s Portion of Joint Venture Debt	1,909,878	1,888,898	1,935,460	1,933,633	1,931,923
Total Combined Debt	6,825,545	6,851,529	7,161,675	7,610,192	7,757,559

Total Market Cap (Debt & Equity)	$10,554,693	$8,924,868	$8,062,801	$9,405,738	$11,899,560

Availability under Lines of Credit
Senior Unsecured Line of Credit	$49,810	(A)	$58,903	$56,490	$55,541	$182,111

(A) As reduced by $28,114 outstanding letters of credit.

Combined Capitalized Interest	$19	$127	$136	$534	$595

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	56.86%	70.53%	85.29%	75.97%	58.45%
Debt to Gross Real Estate Book Ratio	59.93%	60.42%	63.83%	68.50%	69.61%
Secured Real Estate Debt to Secured Assets Gross Book	58.34%	57.32%	57.85%	58.76%	59.20%
Unsecured Debt to Unencumbered Assets-Gross Book Value	62.80%	65.14%	72.10%	81.78%	84.84%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	64.67%	76.77%	88.82%	80.91%	65.19%
Debt to Gross Real Estate Book Ratio	61.72%	61.95%	64.60%	68.01%	68.89%
Secured Real Estate Debt to Secured Assets Gross Book	61.66%	60.84%	61.37%	61.80%	62.16%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2009	2008	2009	2009	2008
	Property NOI

	Property operating NOI	$124,462	$129,118	$126,632	$380,464	$384,911
	NOI from discontinued operations	341	3,316	358	1,639	10,107
	Total property operating NOI - consolidated	124,803	132,434	126,990	382,103	395,018
	SLG share of property NOI from JVs	55,183	52,355	54,808	163,181	161,524
	GAAP NOI	$179,986	$184,789	$181,798	$545,284	$556,542

Less:	Free rent (Net of Amortization)	514	1,069	2,002	11,460	5,499
	Net FAS 141 adjustment	7,523	7,952	5,926	19,562	18,062
	Straightline revenue adjustment	11,568	14,325	12,504	36,809	43,653

Plus:	Allowance for S/L tenant credit loss	1,872	1,293	2,856	6,842	3,252
	Ground lease straight-line adjustment	91	91	91	273	600
	Cash NOI	$162,344	$162,827	$164,313	$484,568	$493,180

	Components of Debt Service and Fixed Charges

	Interest expense	65,570	73,656	57,012	183,176	227,102
	Fixed amortization principal payments	6,682	6,150	6,799	20,626	18,115
	Total Consolidated Debt Service	72,252	79,806	63,811	203,802	245,217

	Payments under ground lease arrangements	8,003	7,800	8,137	24,277	24,384
	Dividend on perpetual preferred shares	4,969	4,969	4,969	14,906	14,906
	Total Consolidated Fixed Charges	85,224	92,575	76,917	242,985	284,507

	Adjusted EBITDA - Consolidated	175,402	176,450	201,763	607,130	568,547
	Adjusted EBITDA - Combined	195,364	200,507	221,467	666,336	637,787
	Interest Coverage Ratio (1)	3.27	2.47	3.68	3.59	2.58
	Debt Service Coverage Ratio (1)	2.90	2.28	3.27	3.20	2.39
	Fixed Charge Coverage Ratio (1)	2.39	1.95	2.70	2.65	2.05

(1) Excludes the defeasance charge of approximately $10,536 incurred on the refinancing of 420 Lexington Avenue.

SELECTED FINANCIAL DATA 2009 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental revenue, net	$190,626	$189,321	0.7%	$189,573	$570,364	$555,618	2.7%
	Escalation & reimbursement revenues	29,538	31,776	-7.0%	30,905	93,320	90,535	3.1%
	Other income	6,832	1,264	440.5%	1,654	9,149	7,895	15.9%
	Total Revenues	226,996	222,361	2.1%	222,132	672,833	654,048	2.9%
Expenses
	Operating expense	51,096	56,312	-9.3%	47,465	150,400	155,847	-3.5%
	Ground rent	8,150	7,922	2.9%	8,284	24,717	24,092	2.6%
	Real estate taxes	34,263	30,961	10.7%	36,005	106,441	94,777	12.3%
		93,509	95,195	-1.8%	91,754	281,558	274,716	2.5%

	EBITDA	133,487	127,166	5.0%	130,378	391,275	379,332	3.1%

	Interest expense & amortization of financing costs	48,576	36,995	31.3%	36,537	121,526	109,648	10.8%
	Depreciation & amortization	54,245	49,954	8.6%	52,145	158,295	148,443	6.6%

	Income before noncontrolling interest	30,666	40,217	-23.7%	41,696	111,454	121,241	-8.1%
Plus:	Real estate depreciation & amortization	54,236	49,950	8.6%	52,136	158,263	148,424	6.6%

	FFO	84,902	90,167	-5.8%	93,832	269,717	269,665	0.0%

Less:	Non–building revenue	185	981	-81.1%	822	1,199	1,688	-29.0%

Plus:	Interest expense & amortization of financing costs	48,576	36,995	31.3%	36,537	121,526	109,648	10.8%
	Non-real estate depreciation	9	4	125.0%	9	32	19	68.4%
	GAAP NOI	133,302	126,185	5.6%	129,556	390,076	377,644	3.3%

Cash Adjustments
Less:	Free rent (net of amortization)	57	1,039	-94.5%	748	1,361	2,603	-47.7%
	Straightline revenue adjustment	5,909	8,054	-26.6%	6,293	18,822	22,997	-18.2%
	Rental income - FAS 141	6,031	7,208	-16.3%	5,071	16,475	16,610	-0.8%
	Ground lease straight-line adjustment	304	666	-54.4%	304	913	1,672	-45.4%
Plus:	Allowance for S/L tenant credit loss	1,061	1,060	0.1%	2,406	5,337	2,666	100.2%
	Cash NOI	$122,062	$110,278	10.7%	$119,546	$357,842	$336,428	6.4%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.50%	56.73%		57.91%	57.62%	57.65%
	Cash NOI to Real Estate Revenue, net	53.57%	49.58%		53.44%	52.86%	51.36%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	62.08%	60.29%		61.61%	61.27%	61.33%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.01%	52.84%		57.00%	56.38%	54.78%

SELECTED FINANCIAL DATA 2009 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental revenue, net	$64,304	$63,513	1.2%	$66,418	$196,156	$190,241	3.1%
	Escalation & reimbursement revenues	9,774	10,298	-5.1%	9,431	28,935	29,825	-3.0%
	Other income	2,445	167	1364.1%	101	2,902	272	966.9%
	Total Revenues	76,523	73,978	3.4%	75,950	227,993	220,338	3.5%
Expenses
	Operating expense	13,490	15,040	-10.3%	12,376	39,745	42,302	-6.0%
	Ground rent	171	308	-44.5%	171	513	630	-18.6%
	Real estate taxes	9,781	8,787	11.3%	10,295	30,318	26,583	14.1%
		23,442	24,135	-2.9%	22,842	70,576	69,515	1.5%

	EBITDA	53,081	49,843	6.5%	53,108	157,417	150,823	4.4%

	Interest expense & amortization of financing costs	20,584	23,107	-10.9%	19,550	59,605	65,761	-9.4%
	Depreciation & amortization	15,472	14,221	8.8%	16,354	47,338	42,603	11.1%

	Income before noncontrolling interest	17,025	12,515	36.0%	17,204	50,474	42,459	18.9%
Plus:	Real estate depreciation & amortization	15,465	14,221	8.7%	16,345	47,316	42,582	11.1%

	FFO	32,490	26,736	21.5%	33,549	97,790	85,041	15.0%

Less:	Non—building revenue	13	13	0.0%	77	423	45	840.0%

Plus:	Interest expense & amortization of financing costs	20,584	23,107	-10.9%	19,550	59,605	65,761	-9.4%
	Non-real estate depreciation	7	—		9	22	21	4.8%
	GAAP NOI	53,068	49,830	6.5%	53,031	156,994	150,778	4.1%

Cash Adjustments
Less:	Free rent (net of amortization)	322	240	34.2%	1,023	9,726	39	-24838%
	Straightline revenue adjustment	5,235	5,507	-4.9%	5,950	16,991	16,786	1.2%
	Rental income - FAS 141	1,569	743	111.2%	786	3,138	1,717	82.8%
Plus:	Ground lease straight-line adjustment	470	197	138.6%	395	1,097	406	170.2%
	Allowance for S/L tenant credit loss	2	151	-98.7%	2	14	168	-91.7%
	Cash NOI	$46,414	$43,688	6.2%	$45,669	$128,250	$132,810	-3.4%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	68.94%	67.19%		69.53%	68.66%	68.32%
	Cash NOI to Real Estate Revenue, net	60.29%	58.91%		59.88%	56.09%	60.18%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	69.16%	67.61%		69.76%	68.88%	68.60%
	Cash NOI before Ground Rent/Real Estate Revenue, net	60.51%	59.12%		60.10%	56.30%	60.39%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2009 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	9/30/2009	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		21,877	—	Open
673 First Avenue	31,808	5.67%	781	Feb-13		28,984	—	Open
625 Madison Avenue	135,815	7.22%	2,466	Nov-15		78,595	—	Open
609 Fifth Avenue	98,305	5.85%	1,367	Oct-13		92,062	—	Open
420 Lexington Avenue	145,000	7.50%	3,297	Sep-16		133,340	—	Sep-12
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Jan-10
220 E 42nd Street	199,874	5.24%	3,909	Nov-13		182,342	—	Open
919 Third Avenue	225,434	6.87%	3,942	Aug-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Jan-10
1 Madison Avenue - South Building	654,794	5.91%	11,154	May-20		404,531	—	Open
	2,292,530	6.02%	26,916			1,934,887

Secured fixed rate debt - Other
609 Partners, LLC	41,391	5.00%	—	Jul-14		41,391	—	Open
	41,391	5.00%	—			41,391
Unsecured fixed rate debt
Senior unsecured line of credit	60,000	5.26%	—	Jun-11		60,000	Jun-12	Open
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	123,607	5.15%	—	Jan-11		123,607	—	Open
Unsecured note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured note	274,719	6.00%	—	Mar-16		275,000	—	Open
Convertible note	114,236	4.00%	—	Jun-25	(1)	116,018	—	Jun-10
Convertible note (net)	179,613	3.00%	—	Mar-27	(2)	190,544	—	Apr-12
	1,002,175	5.03%	—			1,015,169

Total Fixed Rate Debt/Wtd Avg	3,336,096	5.71%	26,916			2,991,447

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	22,534	2.53%	—	Feb-11		22,534	—	Open
28 W 44th St (Libor + 201 bps)	123,833	2.60%	1,374	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185 bps)	119,128	2.13%	—	Feb-12		119,128	Feb-12	Open

	265,495	2.38%	1,374			258,584

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 80 bps)	1,314,076	1.15%	—	Jun-12		1,314,076	Jun-12	Open
	1,314,076	1.15%	—			1,314,076

Total Floating Rate Debt/Wtd Avg	1,579,571	1.36%	1,374			1,572,660

Total Debt/Wtd Avg - Consolidated	4,915,667	4.31%	28,290			4,564,107

Total Debt/Wtd Avg - Joint Venture	1,909,878	4.24%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,859,699	4.27%

(1)	Notes can be put to SLG, at the option of the holder, on June 15, 2010.
(2)	Notes can be put to SLG, at the option of the holder, on March 30, 2012.
(3)	Effective September 30, 2009 the cap rate used to calculate the value of operating real estate assets for purposes of the unsecured credit facility covenants increased from 5.25% to 6.25%.

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets (3)	47.7%	Less than 60%
Secured Debt / Total Assets (3)	24.7%	Less than 50%
Line Fixed Charge Coverage	2.71	Greater than 1.50
Unsecured Debt / Unencumbered Assets (3)	49.3%	Less than 60%
Unencumbered Interest Coverage	3.08	Greater than 1.75
Maximum FFO Payout	31.2%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2009			As-Of
	Principal Outstanding - 9/30/09			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,723	—	Open
1221 Avenue of the Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
100 Park Avenue (1)	200,000	99,800	6.64%	—	Sep-14	81,318	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Open
388/390 Greenwich Street	1,106,758	559,997	5.19%	—	Dec-17	559,997	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,797,318	1,249,899	5.52%	—		1,230,990

388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.44%	—	Dec-17	16,000	—	Dec-09
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.93%	—	Jan-10	9,446	—	Open
1551/1555 Broadway (Libor + 400 bps)	133,600	13,360	2.25%	—	Oct-11	12,360	—	Open
29 West 34th Street (Libor + 165 bps)	55,000	27,500	1.94%	200	May-11	27,132	—	Open
Meadows (Libor + 135 bps)	85,478	21,369	1.63%	—	Sep-12	20,947	—	Open
16 Court St (Libor + 160 bps)	88,361	30,926	1.88%	—	Oct-10	30,926	—	Open
1221 Avenue of the Americas (Libor + 75 bps)	105,000	47,250	1.34%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.28%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238		Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	1.18%	—	Nov-10	343,750	Nov-10	Open
Total Floating Rate Debt/Wtd Avg	1,530,052	659,979	1.81%	200		658,189

Total Joint Venture Debt/Wtd Avg	4,327,370	1,909,878	4.24%	200		1,889,179

(1) Does not include pending future funding of $15M.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2009 Scheduled	2010 Scheduled	2011 Scheduled	2012 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$17,609	2037
420 Lexington Avenue (2)	11,740	11,473	11,473	11,473	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	750	—	313	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,233	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$32,302	$31,594	$29,470	$28,720	$17,922

Capitalized Lease
673 First Avenue	$1,416	$1,451	$1,555	$1,555	$16,837	2037

(1) Per the balance sheet at September 30, 2009.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (3)
6/30/2008	$839,826	$823,223	9.71%	9.92%	2.46%

Originations/Accretion (1)	$107,690
Preferred Equity	$542
Redemptions/Sales/Amortization/Reserves	$(21,127)
9/30/2008	$926,931	$921,658	10.58%	10.28%	3.93%

Originations/Accretion (1)	$7,296
Preferred Equity	$1,028
Redemptions/Sales/Amortization/Reserves	$(187,372)
12/31/2008	$747,883	$755,516	10.34%	10.14%	0.44%

Originations/Accretion (1)	$6,151
Preferred Equity	$910
Redemptions/Sales/Amortization/Reserves	$(63,561)
3/31/2009	$691,383	$688,985	8.48%	8.74%	0.50%

Originations/Accretion (1)	$29,468
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(112,541)
6/30/2009 (2)	$608,310	$665,578	8.31%	8.28%	0.31%

Originations/Accretion (1)	$21,332
Preferred Equity	$3,175
Redemptions/Sales/Amortization/Reserves	$(17,359)
9/30/2009 (2)	$615,458	$610,044	9.31%	8.92%	0.25%

(1) Accretion includes original issue discounts and compounding investment income.

(2) Includes approximately $1 million of structured finance investments which are classified as held for sale.

(3) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City
Senior Mortgage Debt	$19,497	$—	$219		7.66%	8.06%

Junior Mortgage Participation	$51,350	$544,250	$322		9.52%	9.29%

Mezzanine Debt	$397,978	$7,079,303	$2,097	(3)	10.21%	9.65%

Preferred Equity	$40,925	$210,868	$109		11.95%	11.95%

Other
Senior Mortgage Debt	$37,092	$—	$96		5.44%	5.31%

Mezzanine Debt	$14,966	$2,397,770	$94		6.04%	5.91%

Preferred Equity	$53,650	$3,428,635	$206		4.53%	4.50%

Balance as of 9/30/09	$615,458	$13,660,825	$1,450	(3)	9.31%	8.92%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 3.65 years.

(3) Excluding the mezzanine loan on the retail portion of a New York City property, the weighted average exposure for New York City Mezzanine Debt and the total structured finance portfolio are $761 psf and $527 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mezzanine Loan	$102,686	New York City	Retail	$325,000	$5,893	15.00%
Mezzanine Loan	82,339	New York City	Office	1,139,000	$1,109	10.74%
Mezzanine Loan	58,488	New York City	Office	205,000	$382	8.45%
Mortgage and Mezzanine	48,020	Various	Office	2,397,770	$94	5.70%
Mezzanine Loan	40,938	New York City	Office	221,549	$229	0.00%
Preferred Equity	40,925	New York City	Office	210,868	$109	11.95%
Mezzanine Loan	38,856	New York City	Office / Retail	165,000	$1,710	9.57%
Mezzanine Loans	35,069	New York City	Office	365,000	$247	2.77%
Preferred Equity	25,472	Los Angeles	Office	990,635	$233	4.09%
Mezzanine Loan	25,000	New York City	Office	200,000	$440	8.98%

Total	$497,793			$6,219,821		9.00%

(1) Net of unamortized fees, discounts, and reserves.

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	97.5	98.0	97.2	97.9	99.5	13,763,292	2	1	60
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	99.0	99.0	99.0	99.0	25,428,804	4	2	25
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	94.8	99.6	99.4	99.7	99.7	46,549,836	6	4	31
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	97.3	97.3	98.6	99.6	99.4	15,646,176	2	1	66
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	89.2	90.5	91.8	92.0	89.6	20,617,728	3	2	83
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	96.0	96.8	96.7	96.8	97.0	65,472,456	9	6	223
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	98.8	98.8	95.4	95.4	95.4	15,499,781	2	1	19
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	96.8	96.8	92.6	98.5	100.0	49,495,020	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	98.9	99.1	99.1	99.1	99.3	31,481,772	4	3	13
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	97.9	99.1	99.1	100.0	100.0	13,691,016	2	1	15
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	99.7	97.3	97.6	97.6	97.6	42,842,592	6	4	27
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.7	17,169,720	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	92.1	92.1	93.3	93.3	93.3	25,316,220	3	2	16
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	96.6	89.2	97.2	97.2	95.8	36,135,312	5	3	26
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	88.9	87.9	87.6	84.3	93.0	38,205,288	5	4	37
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	83,142,972		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	98.9	98.9	98.9	98.9	98.9	71,285,700	10	6	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	97.2	97.2	94.6	96.0	95.1	32,667,756	5	3	41
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,730,328	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,996,032	1	0	19

Subtotal / Weighted Average			20	13,436,800	45	97.0	97.0	97.1	97.5	97.9	$711,137,801	87	64	769

Adjustments
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	41.5	95.5	100.0	100.0	100.0	7,039,884	1	1	1
Subtotal / Weighted Average			1	345,400	1	41.5	95.5	100.0	100.0	100.0	$7,039,884	1	1	1

Total / Weighted Average Manhattan Consolidated Properties			21	13,782,200	46	95.6	97.0	97.2	97.5	97.9	$718,177,685	88	64	770

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	83.7	81.5	75.7	81.1	80.4	43,705,800		2	34
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	2	89.1	88.3	89.6	94.4	93.1	20,301,888		1	44
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	96.1	98.7	98.7	98.7	98.7	31,177,392		1	25
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.6	93.7	93.7	93.5	92.9	154,150,930		7	20
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	98.0	94.5	95.4	95.4	91.8	92,836,344		6	10
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,558,780		1	1

Total / Weighted Average Unconsolidated Properties			8	9,429,000	31	95.7	95.0	94.7	95.4	94.4	$481,677,070		23	135

Manhattan Grand Total / Weighted Average			29	23,211,200	77	95.7	96.2	96.2	96.7	96.5	$1,199,854,755			905
Manhattan Grand Total - SLG share of Annualized Rent											$919,651,366		87
Manhattan Same Store Occupancy % - Combined				22,865,800	99	96.5	96.2	96.1	96.6	96.5
Portfolio Grand Total			60	30,015,900	100	94.5	94.8	94.8	95.2	95.3	$1,400,718,771			1,340
Portfolio Grand Total - SLG Share of Annualized Rent											$1,043,325,672		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	9	89.3	89.3	89.3	89.3	90.4	14,197,728	2	2	31
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	3	93.2	93.2	92.4	92.4	92.4	4,359,672	1	0	10
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	3	67.0	67.0	67.5	67.5	65.9	2,374,260	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	4	78.4	78.4	78.4	78.4	78.4	5,808,288	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	4	93.5	94.6	95.7	95.7	95.7	6,790,560	1	1	8
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	82.1	82.1	82.1	81.0	81.0	4,872,756	1	1	4
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	94.7	92.7	92.7	91.0	85.2	3,797,904	1	1	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	6	100.0	100.0	100.0	100.0	100.0	13,335,492	2	2	14
Westchester, NY Subtotal/Weighted Average			13	2,135,100	31	88.5	88.7	88.9	88.9	88.7	55,536,660	8	7	97

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	12	84.9	83.9	83.3	84.4	86.2	19,540,391	3	2	103
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	100.0	100.0	100.0	3,628,092		0	4
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	3	97.4	97.4	97.4	98.5	98.5	6,709,752		0	8
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	4	85.8	84.4	84.9	84.9	88.3	5,395,272	1	1	19
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	95.3	95.3	94.6	95.3	2,075,232	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	56.0	65.6	71.3	67.3	95.1	2,830,920	0	0	19
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	83.2	83.2	83.2	83.2	88.7	3,824,844	1	0	10
Connecticut Subtotal/Weighted Average			12	1,727,900	25	85.8	86.0	86.2	86.5	90.4	44,004,503	5	3	184

Total / Weighted Average Consolidated Properties			25	3,863,000	57	87.3	87.5	87.8	87.9	89.4	$99,541,163	12	10	281

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	21	100.0	100.0	100.0	100.0	100.0	51,363,840		1	1
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	9	85.3	82.6	83.0	83.3	85.3	12,371,772		0	55
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	5	83.3	81.5	81.1	77.8	79.2	9,268,824		0	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	9	96.2	97.7	97.6	97.6	96.3	21,385,548		0	34
Total / Weighted Average Unconsolidated Properties			6	2,941,700	43	94.5	94.1	94.1	93.8	94.1	$94,389,984		3	154

Suburban Grand Total / Weighted Average			31	6,804,700	23	90.4	90.3	90.4	90.4	91.4	$193,931,147			435
Suburban Grand Total - SLG share of Annualized Rent											$120,554,514		12
Suburban Same Store Occupancy % - Combined				6,804,700	100	90.4	90.3	90.4	90.4	91.4

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	—	—	—	—	—	$—	$38,171,874	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	20.6	17.5	17.5	17.5	17.5	386,256	13,928,722	1	4
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	77.6	68.5	100.0	100.0	100.0	1,722,168	17,758,148	3	3
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	15,587,268	138,639,902	5	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	23.7	100.0	100.0	2,006,592	7,495,600	4	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	49.0	51.0	54.8	66.8	82.5	856,548	46,368,112	1	8
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,839,284	22,832,265	10	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	3,858,600	47,392,230	7	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,585,468	22,027,120	6	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	75.8	75.8	77.7	79.1	79.1	19,311,540	278,616,378	22	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	273,336	9,911,987	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	17	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	21	1
Total / Weighted Average Retail/Development Properties			12	774,612	100	N/A	N/A	N/A	N/A	N/A	$73,522,060	$1,186,053,716	100	36

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$174,359,892	(1)	$39.17	12.5%	$85,239,004	8.2%	A-1
Viacom International, Inc.	1515 Broadway	2010, 2015 & 2020	1,287,610	72,021,504		$55.93	5.2%	49,298,719	4.7%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.8%	A+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	661,644	46,996,872		$71.03	3.4%	21,043,366	2.0%	A-1
Random House, Inc.	1745 Broadway	2018	644,598	36,558,780		$56.72	2.6%	11,793,862	1.1%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	36,625,668		$62.44	2.6%	18,679,091	1.8%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2010, 2011 & 2017	496,876	20,141,304		$40.54	1.4%	20,141,304	1.9%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	29,466,442		$60.55	2.1%	13,259,899	1.3%	A+
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	23,192,268		$55.18	1.7%	10,436,521	1.0%	A
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,674,444		$39.90	1.0%	13,674,444	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	9,085,656		$28.79	0.7%	9,085,656	0.9%	A
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,086,324		$35.26	0.7%	10,086,324	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	16,114,596		$59.85	1.2%	16,114,596	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,727,840		$55.96	1.1%	7,511,198	0.7%
New York Presbyterian Hospital	28 West 44th Street, 555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	9,722,172		$37.04	0.7%	9,722,172	0.9%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	12,294,516		$49.01	0.9%	11,365,904	1.1%	AA-
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,546,472		$37.31	0.6%	8,546,472	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	5,069,196		$22.25	0.4%	5,069,196	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,567,964		$51.16	0.8%	4,968,441	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,795,024		$66.70	0.9%	5,757,761	0.6%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,496,636		$61.32	0.8%	11,496,636	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2027	182,529	11,064,108		$60.62	0.8%	11,064,108	1.1%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,006,328		$30.18	0.4%	5,006,328	0.5%	AA-
King & Spalding	1185 Ave.of the Americas	2025	159,858	9,452,364		$59.13	0.7%	9,452,364	0.9%
National Hockey League	1185 Ave.of the Americas	2022	148,216	11,112,300		$74.97	0.8%	11,112,300	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,114,996		$41.62	0.4%	6,114,996	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,388,372		$57.52	0.6%	4,278,070	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,039,884		$48.78	0.5%	7,039,884	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,162,112		$57.78	0.6%	4,162,677	0.4%	B+
News America Incorporated	1185 Ave.of the Americas	2020	138,294	11,673,720		$84.41	0.8%	11,673,720	1.1%	BBB+

Total			14,599,098	$712,561,882	(1)	$48.81	51.1%	$473,199,140	45.5%

Wholly Owned Portfolio + Allocated JV Properties			30,015,900	$1,393,785,901	(1)	$46.43		$1,040,205,881

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $49.21.

Total PSF annualized rent for the largest tenants would be $51.87 and Total PSF annualized rent for the wholly owned portfolio + allocated JV properties would be $48.16

(2) - 57% of portfolio’s largest tenants have investment grade credit ratings. 35% of SLG share of annualized Rent is derived from these tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/09			889,102

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	2	6,458	7,666	$51.84
	750 Third Avenue	1	4,571	4,204	$51.39
	220 East 42nd Street	2	54,638	54,638	$41.52
	555 West 57th Street	1	1,607	1,887	$36.64
	19 West 44th Street	2	2,639	2,719	$45.30
	28 West 44th Street	1	3,124	3,124	$39.30
	609 Fifth Avenue	5	3,383	3,521	$60.85
	800 Third Avenue	3	16,069	16,069	$53.31
	120 West 45th Street	2	12,355	12,355	$47.03
	1350 Avenue of the Americas	1	5,202	5,202	$81.85
	420 Lexington Avenue	15	31,954	37,842	$48.53
	333 West 34th Street	1	186,536	186,536	$37.54
	Total/Weighted Average	36	328,536	335,763	$42.03

Retail
	1221 Sixth Avenue	1	2,800	2,800	$50.49
	625 Madison Avenue	1	2,465	2,465	$98.91
	420 Lexington Avenue	1	274	292	$96.01
	Total/Weighted Average	3	5,539	5,557	$74.36

Storage
	800 Third Avenue	1	1,200	1,200	$23.33
	420 Lexington Avenue	2	930	964	$37.79
	Total/Weighted Average	3	2,130	2,164	$29.77

	Total Space became Available during the Quarter
	Office	36	328,536	335,763	$42.03
	Retail	3	5,539	5,557	$74.36
	Storage	3	2,130	2,164	$29.77
		42	336,205	343,484	$42.48

	Total Available Space		1,225,307

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/09				1,225,307

Office
	317 Madison Avenue	1	2.7	884	1,193	$45.00	$32.56	$—	—
	750 Third Avenue	1	10.0	62,422	67,152	$49.50	$40.57	$75.47	6.0
	1515 Broadway	1	15.3	60,700	64,788	$40.00	$—	$81.76	15.0
	100 Park Avenue	1	10.4	18,350	20,626	$58.00	$—	$105.20	5.0
	19 West 44th Street	1	1.9	1,129	1,129	$45.00	$41.89	$6.46	—
	28 West 44th Street	1	5.0	3,124	3,124	$33.00	$39.30	$12.00	1.0
	521 Fifth Avenue	1	2.8	3,494	3,494	$42.00	$54.59	$5.00	—
	609 Fifth Avenue	2	2.1	1,372	1,397	$47.50	$55.44	$—	—
	800 Third Avenue	1	3.2	3,112	3,112	$78.00	$50.43	$—	1.0
	120 West 45th Street	1	10.5	12,355	12,919	$48.00	$44.98	$15.00	10.0
	810 Seventh Avenue	1	5.3	7,165	8,514	$45.00	$—	$33.65	3.0
	1350 Avenue of the Americas	1	5.4	5,202	5,324	$58.00	$79.97	$12.21	4.5
	420 Lexington Avenue	8	5.7	22,451	26,534	$42.91	$43.69	$38.06	1.8
	Total/Weighted Average	21	10.4	201,760	219,306	$46.63	$44.10	$64.53	7.8

Retail
	625 Madison Avenue	2	14.8	15,896	15,975	$105.25	$125.81	$11.52	6.7
	420 Lexington Avenue	1	5.0	274	292	$94.54	$96.01	$—	—
	Total/Weighted Average	3	14.6	16,170	16,267	$105.05	$123.81	$11.31	6.6

Storage
	420 Lexington Avenue	3	3.2	1,130	1,226	$20.92	$35.59	$—	0.7
	Total/Weighted Average	3	3.2	1,130	1,226	$20.92	$35.59	$—	0.7

Leased Space
	Office (3)	21	10.4	201,760	219,306	$46.63	$44.10	$64.53	7.8
	Retail	3	14.6	16,170	16,267	$105.05	$123.81	$11.31	6.6
	Storage	3	3.2	1,130	1,226	$20.92	$35.59	$—	0.7
	Total	27	10.6	219,060	236,799	$50.51	$46.96	$60.54	7.7

Total Available Space @ 9/30/09				1,006,247

Early Renewals
Office
	317 Madison Avenue	2	4.3	5,536	5,607	$33.74	$38.31	$—	2.3
	100 Park Avenue	1	7.0	4,450	5,043	$55.00	$58.58	$—	3.0
	673 First Avenue	1	1.0	3,500	3,500	$37.50	$37.50	$—	1.0
	521 Fifth Avenue	1	1.3	4,199	4,199	$33.58	$33.58	$—	—
	420 Lexington Avenue	2	4.8	12,995	14,233	$47.02	$54.92	$—	—
	Total/Weighted Average	7	4.2	30,680	32,582	$43.21	$48.01	$—	1.0

Retail
	625 Madison Avenue	2	2.1	9,152	9,438	$202.83	202.83	$—	—
	Total/Weighted Average	2	2.1	9,152	9,438	$202.83	$202.83	$—	—

Renewals
	Early Renewals Office	7	4.2	30,680	32,582	$43.21	$48.01	$—	1.0
	Early Renewals Retail	2	2.1	9,152	9,438	$202.83	$202.83	$—	—
	Total	9	3.7	39,832	42,020	$79.07	$82.78	$—	0.7

(1) Annual Base Rent for leases signed or commenced during the quarter.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $48.50/rsf for 112,327 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $47.31/rsf for 144,909 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/09			706,567

Less: Sold Vacancies	399 Knollwood Road		(10,489)

Space which became available during the Quarter (A):
Office
	200 Summit Lake Drive	1	2,486	2,486	$26.09
	140 Grand Street	3	27,250	28,646	$34.31
	2 Landmark Square	1	5,020	5,020	$31.00
	1010 Washington Boulevard	8	40,819	40,819	$33.09
	The Meadows	1	4,642	4,642	$25.50
	Jericho Plaza	2	10,193	10,193	$37.21
	16 Court Street	1	2,550	2,550	$43.69
	Total/Weighted Average	17	92,960	94,356	$33.53

Retail
	3 Landmark Square	1	850	850	$27.00
	The Meadows	2	5,158	5,366	$20.69
	Total/Weighted Average	3	6,008	6,216	$21.56

Storage
	200 Summit Lake Drive	1	280	280	$10.00
	Jericho Plaza	4	758	758	$15.94
	Total/Weighted Average	5	1,038	1,038	$14.34

	Total Space became Available during the Quarter
	Office	17	92,960	94,356	$33.53
	Retail	3	6,008	6,216	$21.56
	Storage	5	1,038	1,038	$14.34
		25	100,006	101,610	$32.60

	Total Available Space		796,084

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/09				796,084

Office
	140 Grand Street	3	5.4	29,889	29,889	$34.96	$34.31	$7.54	2.7
	1 Landmark Square	2	6.6	5,276	5,278	$35.42	$29.21	$20.16	3.5
	2 Landmark Square	2	1.4	8,178	8,178	$31.00	$30.60	$1.93	—
	1010 Washington Boulevard	5	9.7	27,122	27,122	$28.83	$30.71	$38.93	7.1
	1055 Washington Boulevard	1	5.3	2,630	2,630	$32.00	$—	$13.93	4.0
	The Meadows	4	6.9	25,787	25,787	$35.56	$—	$36.80	3.6
	16 Court Street	3	8.2	8,308	8,308	$31.44	$—	$52.74	1.9
	Total/Weighted Average	20	6.8	107,190	107,192	$32.93	$32.11	$26.37	3.8

Retail
	3 Landmark Square	1	5.5	850	850	$27.00	$27.00	$5.25	—
	Total/Weighted Average	1	5.5	850	850	$27.00	$27.00	$5.25	—

Storage
	Jericho Plaza	2	10.7	1,198	1,198	$18.00	$17.79	$—	—
	Total/Weighted Average	2	10.7	1,198	1,198	$18.00	$17.79	$—	—

Leased Space
	Office (3)	20	6.8	107,190	107,192	$32.93	$32.11	$26.37	3.8
	Retail	1	5.5	850	850	$27.00	$27.00	$5.25	—
	Storage	2	10.7	1,198	1,198	$18.00	$17.79	$—	—
	Total	23	6.8	109,238	109,240	$32.72	$32.01	$25.92	3.8

Total Available Space @ 9/30/09				686,846

Early Renewals
Office
	1100 King Street - 4 Int’l Drive	1	6.0	15,259	15,259	$26.50	$36.76	$—	1.0
	140 Grand Street	1	1.2	7,575	7,575	$34.77	$31.50	$2.30	—
	The Meadows	2	6.0	25,934	25,934	$22.30	$25.52	$0.95	6.7
	Total/Weighted Average	4	5.2	48,768	48,768	$25.55	$29.97	$0.86	3.9

Storage
	Jericho Plaza	1	10.0	572	572	$18.62	20.52	$—	—
	Total/Weighted Average	1	10.0	572	572	$18.62	$20.52	$—	—

Renewals
	Early Renewals Office	4	5.2	48,768	48,768	$25.55	$29.97	$0.86	3.9
	Early Renewals Storage	1	10.0	572	572	$18.62	$20.52	$—	—
	Total	5	5.3	49,340	49,340	$25.47	$29.86	$0.85	3.8

(1) Annual Base Rent for leases signed or commenced during the quarter.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $32.17/rsf for 70,467 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $29.46/rsf for 119,235 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	9	22,741	0.17%	$1,183,848	$52.06	$62.60		2	531	0.01%	$13,308	$25.06	$28.30
In 2nd Quarter 2009 (1)	3	703	0.01%	$18,540	$26.37	$40.00		0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2009 (1)	9	56,020	0.41%	$2,237,304	$39.94	$53.78		3	14,328	0.16%	$725,016	$50.60	$47.58
In 4th Quarter 2009	24	187,500	1.39%	$8,931,564	$47.64	$54.11		6	124,911	1.39%	$8,898,180	$71.24	$67.06

Total 2009	45	266,964	1.98%	$12,371,256	$46.34	$54.73		11	139,770	1.56%	$9,636,504	$68.95	$64.92

In 1st Quarter 2010	27	138,087	1.02%	$6,361,308	$46.07	$53.02		8	376,495	4.19%	$21,534,756	$57.20	$54.60
In 2nd Quarter 2010	29	264,814	1.96%	$11,204,196	$42.31	$45.00		6	74,314	0.83%	$4,465,512	$60.09	$53.56
In 3rd Quarter 2010	35	137,407	1.02%	$6,757,836	$49.18	$63.62		3	22,732	0.25%	$1,240,788	$54.58	$59.08
In 4th Quarter 2010	32	276,772	2.05%	$14,666,808	$52.99	$51.11		3	9,066	0.10%	$331,272	$36.54	$54.92

Total 2010	123	817,080	6.05%	$38,990,148	$47.72	$51.56		20	482,607	5.37%	$27,572,328	$57.13	$54.65

2011	114	794,586	5.88%	$42,790,836	$53.85	$53.61		10	162,837	1.81%	$7,794,132	$47.86	$59.82
2012	113	980,234	7.26%	$45,670,500	$46.59	$51.61		18	116,688	1.30%	$6,322,920	$54.19	$57.84
2013	97	1,187,563	8.80%	$62,012,064	$52.22	$53.54		10	870,622	9.69%	$53,246,026	$61.16	$68.33
2014	63	865,647	6.41%	$45,335,196	$52.37	$54.80		15	231,009	2.57%	$20,568,372	$89.04	$95.96
2015	50	616,955	4.57%	$30,510,168	$49.45	$52.67		16	1,512,694	16.83%	$80,554,896	$53.25	$55.64
2016	41	967,810	7.17%	$52,374,936	$54.12	$62.35		7	209,736	2.33%	$16,354,044	$77.97	$67.38
2017	57	1,765,665	13.08%	$92,436,516	$52.35	$55.11		5	82,817	0.92%	$4,664,064	$56.32	$55.42
2018	27	518,019	3.84%	$40,189,644	$77.58	$73.31		16	1,309,110	14.57%	$85,902,636	$65.62	$76.17
Thereafter	74	4,721,817	34.97%	$255,496,421	$54.11	$58.21		19	1,233,473	13.73%	$66,115,212	$53.60	$67.84

	804	13,502,340	100.00%	$718,177,685	$53.19	$56.58		147	6,351,363	70.68%	$378,731,134	$59.63	$66.11

							(4)	2	2,634,670	29.32%	$102,945,936
								149	8,986,033	100.00%	$481,677,070

(1) Includes month to month holdover tenants that expired prior to 9/30/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	11	63,676	1.96%	$511,596	$8.03	$9.91	2	1,863	0.07%	$31,884	$17.11	$19.18
In 2nd Quarter 2009 (1)	1	200	0.01%	$2,400	$12.00	$15.00	0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2009 (1)	8	47,805	1.47%	$1,682,399	$35.19	$36.67	2	1,645	0.06%	$65,280	$39.68	$28.21
In 4th Quarter 2009	12	96,879	2.99%	$2,764,140	$28.53	$34.67	7	40,881	1.51%	$1,113,228	$27.23	$26.38

Total 2009	32	208,560	6.43%	$4,960,535	$23.78	$27.55	11	44,389	1.64%	$1,210,392	$27.27	$26.14

In 1st Quarter 2010	9	111,286	3.43%	$3,497,892	$31.43	$29.18	7	51,964	1.92%	$1,468,656	$28.26	$29.17
In 2nd Quarter 2010	13	68,388	2.11%	$1,978,584	$28.93	$28.40	9	98,821	3.66%	$2,920,872	$29.56	$31.54
In 3rd Quarter 2010	19	145,556	4.49%	$4,507,416	$30.97	$36.27	6	28,271	1.05%	$952,956	$33.71	$32.17
In 4th Quarter 2010	13	144,888	4.47%	$4,780,968	$33.00	$29.60	3	8,635	0.32%	$299,628	$34.70	$30.89

Total 2010	54	470,118	14.49%	$14,764,860	$31.41	$31.39	25	187,691	6.95%	$5,642,112	$30.06	$30.95

2011	61	746,273	23.00%	$22,421,952	$30.05	$32.27	23	113,820	4.21%	$3,718,644	$32.67	$29.41
2012	30	232,205	7.16%	$7,599,480	$32.73	$34.32	23	243,045	9.00%	$8,599,680	$35.38	$33.57
2013	31	405,063	12.48%	$13,715,376	$33.86	$32.07	19	89,565	3.31%	$2,736,012	$30.55	$36.60
2014	23	259,733	8.00%	$7,756,200	$29.86	$30.68	21	263,090	9.74%	$9,275,784	$35.26	$33.51
2015	16	247,076	7.61%	$8,056,188	$32.61	$31.96	8	40,881	1.51%	$1,268,376	$31.03	$32.31
2016	17	353,693	10.90%	$10,055,628	$28.43	$32.78	5	64,112	2.37%	$2,114,604	$32.98	$35.27
2017	7	54,165	1.67%	$1,728,516	$31.91	$31.99	6	55,793	2.06%	$2,291,376	$41.07	$32.18
2018	8	132,595	4.09%	$4,172,676	$31.47	$31.95	5	61,523	2.28%	$2,158,728	$35.09	$32.93
Thereafter	11	135,311	4.17%	$4,309,752	$31.85	$39.18	16	1,538,058	56.92%	$55,374,276	$36.00	$39.09

	290	3,244,792	100.00%	$99,541,163	$30.68	$32.14	162	2,701,967	100.00%	$94,389,984	$34.93	$36.31

(1) Includes month to month holdover tenants that expired prior to 9/30/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2009	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	96.0	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	92.1	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	98.9	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		98.9	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	83.7	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	89.2	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	98.0	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	94.8	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.6	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	97.5	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	96.6	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	96.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.7	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	97.3	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		97.5	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	89.1	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	97.9	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		96.8	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	96.1	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	98.0	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	41.5	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2009	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	88.3	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	88.5	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	96.2	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	56.0	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	83.3	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	20.6	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	85.3	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2009 Sales
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2009	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	77.6	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	49.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	49.0	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Nick Pirsos	(212) 231-2457	nick.pirsos@macquarie.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.